As filed with the Securities and Exchange Commission on October 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PIPER JAFFRAY COMPANIES

(Exact name of registrant as specified in its charter)

Delaware	30-0168701
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

800 Nicollet Mall, Suite 1000
Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

PIPER JAFFRAY COMPANIES AMENDED AND RESTATED

2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

(as amended May 13, 2015)

(Full title of the plan)

John W. Geelan

General Counsel and Secretary

Piper Jaffray Companies

800 Nicollet Mall, Suite 1000

Minneapolis, Minnesota 55402

(Name and address of agent for service)

(612) 303-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, par value $0.01 per share	1,017,412	$67.76	$68,939,839.67	$8,355.51

(1)         This registration statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of the registrant which become issuable with respect to the shares of Common Stock registered hereunder for issuance under the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended May 13, 2015) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)         Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and Rule 457(h), based on the average of the high and low sale prices per share of Common Stock on October 25, 2018, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,017,412 shares of common stock, par value $0.01 per share (the “Common Stock”), of Piper Jaffray Companies, a Delaware corporation (the “Registrant”), to be issued pursuant to the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended May 13, 2015) (the “Plan”).  In accordance with Section E. of the General Instructions to Form S-8, the contents of the following Registration Statements on Form S-8 relating to the Plan previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference: File No. 333-111665, File No. 333-122494, File No. 333-142699, File No. 333-150962, File No. 333-159360 and File No. 333-205229.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Amended and Restated Certificate of Incorporation	(1)
4.2	Amended and Restated Bylaws	(2)
4.3	Form of Specimen Certificate for Piper Jaffray Companies Common Stock	(3)
4.4	Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended May 13, 2015)	(4)
5.1	Opinion of Faegre Baker Daniels LLP	Filed herewith
23.1	Consent of Ernst & Young LLP	Filed herewith
23.2	Consent of Faegre Baker Daniels LLP	Included in Exhibit 5.1
24.1	Power of Attorney	Filed herewith

(1)	Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Commission on August 3, 2007, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 5, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 26, 2018, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 14, 2015, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 31, 2018.

PIPER JAFFRAY COMPANIES
(Registrant)

By:	/s/ Chad R. Abraham
Name: Chad R. Abraham
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Chad R. Abraham	Chief Executive Officer and Director	October 31, 2018
Chad R. Abraham	(Principal Executive Officer)

/s/ Timothy L. Carter	Chief Financial Officer	October 31, 2018
Timothy L. Carter	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman	October 31, 2018
Andrew S. Duff

*	Director	October 31, 2018
William R. Fitzgerald

*	Director	October 31, 2018
B. Kristine Johnson

*	Director	October 31, 2018
Addison L. Piper

*	Director	October 31, 2018
Debbra L. Schoneman

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*	Director	October 31, 2018
Thomas S. Schreier, Jr.

*	Director	October 31, 2018
Sherry M. Smith

*	Director	October 31, 2018
Philip E. Soran

*	Director	October 31, 2018
Scott C. Taylor

*	Director	October 31, 2018
Michele Volpi

*               John W. Geelan, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to the powers of attorney duly executed by such individuals which have been filed as an exhibit to this Registration Statement.

By:	/s/ John W. Geelan
Name: John W. Geelan
Title: Attorney-in-Fact

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